EXHIBIT 6(a)

Articles of Incorporation

CHARTER

OF

MONUMENTAL LIFE INSURANCE COMPANY

As amended at the Annual Meeting of Stockholders held March 31, 1967

SECTION 1. The present name of the body corporate, which was established by Section 1, Chapter 276, Acts of 1858 as amended by Chapter 33, Acts of 1870 of the General Assembly of the State of Maryland, is MONUMENTAL LIFE INSURANCE COMPANY, which corporation shall have the following purposes and powers:

(a) To issue pension, annuity and endowment contracts and policies of insurance in various forms on life, accident, sickness and disability risks, such as, but not limited to, indemnity for loss of life or limbs, for medical, surgical and hospital expenses and for loss of income, covering an individual or groups of individuals; all such policies or contracts to be signed by the Chairman of the Board or President of said Corporation and countersigned by the Secretary thereof.

(b) To hold, invest, reinvest and lend the funds of the Corporation in all types of securities, including but not limited to, the purchase of bonds, notes or other evidences of indebtedness, the purchase of common and preferred stock, the making of loans secured by mortgages or deeds of trust, the purchase of ground rents, the making of policy loans, and deposits in a checking or savings account, under certificates of deposit or any other form in banks, trust companies, or savings and loan associations; and to sell or otherwise dispose of any such investments.

(c) To lease, purchase, hold and convey all real and personal property in any way connected with the conduct of the business.

(d) To borrow or raise money for the use of the Corporation in any manner permitted by law.

(e) To conduct and transact the business of the Corporation.

(f) To maintain offices and agencies in any state, District of Columbia, territory or possession of the United States, or in any foreign country.

(Section 1 Con’t)

(g) To sue and be sued, appear, prosecute and defend to final payment and execution any suits brought by or against the Corporation.

(h) To have a corporate seal and alter the same at any time by direction of the Board of Directors.

The aforegoing enumeration of the purposes, powers and business of the Corporation is made in furtherance, and not in limitation, of the powers conferred upon the Corporation by law, and the Corporation shall have all the general corporate powers conferred from time to time upon corporations by the laws of the State of Maryland, and shall likewise be subject to the limitations imposed thereby.

Amended March 31, 1967

SECTION 2. The Corporation shall have twelve Directors, who shall act as such until the next annual meeting of stockholders, or until their successors are duly chosen and qualify, which number may be increased or decreased pursuant to the By-laws of the Corporation, but shall never be less than ten nor more than fifteen.

Amended March 31, 1967

SECTION 3. The total number of shares of stock which the Corporation has authority to issue is Three Thousand Sixty (3,060) shares of the par value of Five Thousand Dollars ($5,000) each, all of which shares are of one class and are designated Common Stock. The aggregate par value of all such “shares is Fifteen Million Three Hundred Thousand Dollars ($15,300,000).

Amended April 24, 1970

SECTION 4. The annual meeting of said Corporation shall be held on the first day of April in each year, or within twenty-nine (29) days thereafter, at Baltimore City, or in such other place as the Directors may deem more convenient to a majority of the stockholders, at which annual meeting the Directors shall be elected, and public notice shall be given of such meeting by the Secretary as required by law; and, in case of a failure to elect Directors at any meeting, the same may be adjourned from time to time until such election shall be effected or completed.

Amended April 25, 1969

SECTION 5. The said Directors shall continue in office until the expiration of the terms for which they are respectively elected, and until a new election shall be made, and they shall have the power to fill any vacancy in the Board which may happen by death or otherwise for the remainder of the term of the member of the Board so dying or otherwise causing such vacancy as aforesaid. The rate of premium on all policies of insurance that the Corporation shall issue, and the terms and manner of payment thereof shall be under the supervision and control of the Directors who may exercise such super-vision and control through a committee designated by them. The Directors may adopt such By-Laws and other rules and regulations for discharging the various functions and conducting and transacting business and affairs of the Corporation as they shall deem useful and exercise all corporate powers of said Corporation not inconsistent with other provisions of this Charter.

Amended March 31, 1967

SECTION 6. The Directors shall have power to choose a Chairman of the Board of Directors, a President, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as they may deem necessary for the transaction of the business of the Corporation, the Chairman of the Board and the President to be members of the Board of Directors; they shall prescribe the term of office and duties of said officers, and take such security from them as they may think proper for the faithful discharge of their respective duties; and said Directors shall manage the affairs, funds, property and business of said Corporation, with a majority of the entire Board constituting a quorum for the transaction of business.

Amended March 31, 1967

SECTION 7. The Directors shall have power by vote of a majority of the Board of Directors to elect an Executive Committee composed of the Chairman of the Board and three or more members of the Board of Directors, an Investment Committee of at least three members who shall be selected from the members of the Board of Directors or officers of the Corporation, and such other committees as may be deemed advisable by the Board; and the Directors shall have power to prescribe the powers and duties of the Executive Committee, the Investment Committee and all other committees by resolution or in the By-Lavs of the Corporation.

Amended March 31, 1967

(Formerly Section 6A)

SECTION 8. The present post office address of the place at which the principal office of the Corporation is located in this State is Baltimore, Maryland 21202. The present Resident Agent of the Corporation is Allen A. Davis, Jr., whose post office address is c/o Monumental Life Insurance Company, Baltimore, Maryland 21202. Said Resident Agent is a citizen of the State of Maryland and actually resides therein.

Adopted March 31, 1967

NOTICE OF CHANGE OF RESIDENT AGENT

OF

MONUMENTAL LIFE INSURANCE COMPANY

received for record February 1, 1982, at 8:30 A M. and recorded on Film No. 2529 Frame No.: 3767 one of the charter records of the State Department of Assessments and Taxation of Maryland.

To the clerk of the Superior court of Baltimore City

AA NO. 19971A

Special Fee Paid	$5.00
Recording Fee Paid	$3.00

Total	$8.00

Mr. Clerk Mail to:	Monumental Life Insurance Company 2 East Chase Street Baltimore, Maryland 21202

[ILLEGIBLE]

RECEIVED FOR RECORD
MAY 27 1982 AT 10 O’CLOCK,
A M. SAME DAY RECORDED IN LIBER
C.W.M.Jr. No. 165 FOLIO. 807&c,
ONE OF THE CHARTER RECORDS OF
BALTIMORE CITY AND EXAMINED.
PER
CHARLES W. MACKEY, JR.
CLERK

CHANGE OF RESIDENT AGENT

RESOLVED, That effective January 28, 1982, Larry G. Brown, Vice President, General Counsel and Secretary, is appointed Resident Agent for the Company. The address is: c/o Monumental Life Insurance Company, Two East Chase Street, Baltimore, Maryland 21202.

This is to certify that the above is a true copy of a Resolution adopted by the Board of Directors of Monumental Life Insurance Company at its meeting held January 28, 1982, and that said Resolution is in full force and effect as of this date.

January 29, 1982	/s/ Larry G. Brown
LARRY G. BROWN SECRETARY

Monumental Life Insurance Company Charles & Chase Street’s Baltimore, Maryland 21202 301 625 2900

Larry G. Brown Vice President General Counsel and Secretary

January 29, 1982

STATE OF MARYLAND

DEPARTMENT OF ASSESSMENTS AND TAXATION

301 West Preston Street

Baltimore, Maryland 21201

RE:	Change of Resident Agent Monumental Life Ins. Co.

Gentlemen:

Enclosed is our check in the amount of §8.00 in payment of the fee for filing a change in the name of our Resident Agent. Also enclosed is a certified copy of the Resolution adopted by the Board of Directors at its meeting held January 28, 1982.

If you have any questions, please contact me.

Sincerely,

LGB/dme

Enc.

I.D. N0#. D0155622

ACKN. NO. - 082C3126685

MONUMENTAL LIFE INSURANCE COMPANY

MONUMENTAL LIFE INSURANCE COMPANY

ARTICLES OF AMENDMENT

10/23/98 AT 10:30 A.M.

MONUMENTAL LIFE INSURANCE COMPANY, a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies that:

FIRST: The Charter of the Corporation is hereby amended by striking out the whole of SECTION 1, Subsection (a) of the Charter and inserting in lieu thereof the following:

(a)	To issue pension, annuity (including variable annuities and variable life) and endowment contracts and policies of insurance in various forms on life, accident, sickness and disability risks, such as, but not limited to, indemnity for loss of life or limbs, for medical, surgical and hospital expenses and for loss of income, covering an individual or groups of individuals, and to issue other contracts and policies such as, but not limited to, guaranteed investment contracts, funding agreements, and deposit administration contracts; all such policies or contracts to be signed by the Chairman of the Board or President of said Corporation and countersigned by the Secretary thereof.

SECOND: The Charter of the Corporation is hereby further amended by striking out the whole of SECTION 3 of the Charter and inserting in lieu thereof the following:

SECTION 3. The total number of shares of stock which the Corporation has authority to issue is Twenty Thousand (20,000) shares represented by Ten Thousand (10,000) shares of Class A Common Stock of the par value of One Dollar ($1.00) per share, and Ten Thousand (10,000) shares of Class B Common stock of the par value of One Dollar ($1.00) per share. The aggregate par value of all such shares is Twenty Thousand Dollars ($20,000.00).

Each outstanding share of Class A Common Stock shall be entitled to four (4) votes upon any matter submitted to a vote at a meeting of stockholders, and shall have equal rights with each other share of Class A Common Stock in respect of dividends, voting and in liquidation.

Each outstanding share of Class B Common Stock shall be entitled to one (1) vote upon any matter submitted to a vote at a meeting of stockholders, and shall have equal rights with each other share of Class B Common Stock in respect of dividends, voting and in liquidation.

THIRD: The Board of Directors of the Corporation, by unanimous consent in writing duly executed on the 3rd day of September, 1998, adopted a resolution in which was set forth the foregoing amendment to the Charter, declaring that the said amendment of the Charter was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation.

FOURTH: The amendment of the Charter of the Corporation as hereinabove set forth was approved by the sole shareholder of the Corporation by a consent in writing duly executed.

FIFTH: The amendment of the Charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholder of the Corporation.

SIXTH: (a) The total number of shares of all the capital stock of the Corporation heretofore authorized was Three Thousand Sixty (3,060) shares of the par value of Five Thousand Dollars ($5,000) each, and having an aggregate par value of Fifteen Million Three Hundred Thousand Dollars ($15,300,000).

(b) The total number of shares of all the classes of stock of the Corporation as amended is Twenty Thousand (20,000) shares represented by Ten Thousand (10,000) shares of Class A Common Stock of the par value of One Dollar ($1.00) per share, and Ten Thousand (10,000) shares of Class B Common Stock of the par value of One Dollar ($1.00) per share. The aggregate par value of all such shares is Twenty Thousand Dollars ($20,000.00).

IN WITNESS WHEREOF, MONUMENTAL LIFE INSURANCE COMPANY has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on October 6, 1998

ATTEST:		MONUMENTAL LIFE INSURANCE COMPANY

By:	/s/ H. Stacey Boyer	By:	/s/ Henry G. Hagan
	H. Stacey Boyer, Secretary		Henry G. Hagan, President

[CORPORATE SEAL]

CERTIFICATION

I, H. STACEY BOYER, Secretary, hereby acknowledge on behalf of MONUMENTAL LIFE INSURANCE COMPANY, that the foregoing Articles of Amendment are the corporate act of the Corporation and further certify under the penalties of perjury to the best of my knowledge, information and belief, that the matters and facts set forth in the Articles of Amendment are true in all material respects.

/s/ H. Stacey Boyer
H. STACEY BOYER SECRETARY

October 6, 1998

STATE OF MARYLAND	)
) to wit:
CITY OF BALTIMORE	)

I HEREBY CERTIFY, that on this 6th day of October, 1998, before me, a Notary Public of the State of Maryland, in and for the City of Baltimore, personally appeared HENRY G. HAGAN, President of MONUMENTAL LIFE INSURANCE COMPANY, a Maryland corporation, and in the name and on behalf of said corporation acknowledged the foregoing Articles of Amendment to be the corporate act of said corporation; and at the same time personally appeared H. STACEY BOYER and made oath in due form of law that she was Secretary of the meeting of the Stockholders of said corporation at which the amendment of the Charter of the Corporation therein set forth was approved, and that the matters and facts set forth in said Articles of Amendment are true to the best of her knowledge, information and belief.

DESIRENA J. FARMER
NOTARY PUBLIC STATE OF MARYLAND
My Commission Expires October 9, 2001

/s/ Desirena J. Farmer
Notary Public

My Commission Expires:

10/9/01

[NOTARY SEAL]

ML1C- Amend

CERTIFICATE OF INSURANCE COMMISSIONER

I HEREBY CERTIFY, that the Articles of Amendment of Monumental Life Insurance Company (a Maryland Corporation) executed on October 6, 1998 have been submitted to me for examination and have been found to be in accordance with the Insurance Laws of the State of Maryland.

[SEAL]	IN WITNESS WHEREOF, I have hereunto set my Hand and Affixed the Official Seal of my Office in the City of Baltimore, this 6th day of October, 1998

/s/ Steven B. Larsen
Steven B. Larsen
Maryland Insurance Commissioner

MONUMENTAL LIFE INSURANCE COMPANY

ARTICLES OF AMENDMENT

MONUMENTAL LIFE INSURANCE COMPANY, a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies that:

FIRST: The Charter of the Corporation is hereby amended by striking out the whole of SECTION 3 of the Charter and inserting in lieu thereof the following:

SECTION 3. The total number of shares of stock which the Corporation has authority to issue is Twenty Thousand (20,000) shares represented by Ten Thousand (10,000) shares of Class A Common Stock of the par value of Seven Hundred Fifty Dollars ($750.00) per share, and Ten Thousand (10,000) shares of Class B Common stock of the par value of Seven Hundred Fifty Dollars ($750.00) per share. The aggregate par value of all such shares is Fifteen Million Dollars ($15,000,000.00).

Each outstanding share of Class A Common Stock shall be entitled to four (4) votes upon any matter submitted to a vote at a meeting of stockholders, and shall have equal rights with each other share of Class A Common Stock in respect of dividends, voting and in liquidation.

Each outstanding share of Class B Common Stock shall be entitled to one (1) vote upon any matter submitted to a vote at a meeting of stockholders, and shall have equal rights with each other share of Class B Common Stock in respect of dividends, voting and in liquidation.

SECOND: The Board of Directors of the Corporation, by unanimous consent in writing duly executed on the 3rd day of March, 1999, adopted a resolution in which was set forth the foregoing amendment to the Charter, declaring that the said amendment of the Charter was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation.

THIRD: The amendment of the Charter of the Corporation as hereinabove set forth was approved by the shareholders of the Corporation by a consent in writing duly executed.

FOURTH: The amendment of the Charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

I.D. NO# D0155622
ACKN. NO. - 168C3123914 4052
MONUMENTAL LIFE INSURANCE COMPANY

03/04/99 AT 03:48 P.M.

CERTIFICATION

I, H. STACEY BOYER, Secretary, hereby acknowledge on behalf of MONUMENTAL LIFE INSURANCE COMPANY, that the foregoing Articles of Amendment are the corporate act of the Corporation and further certify under the penalties of perjury to the best of my knowledge, information and belief, that the matters and facts set forth in the Articles of Amendment are true in all material respects.

/s/ H. Stacey Boyer
H. STACEY BOYER SECRETARY

March 4, 1999

STATE OF MARYLAND	)
) to wit:
CITY OF BALTIMORE	)

I HEREBY CERTIFY, that on this 4th day of March    , 1999, before me, a Notary Public of the State of Maryland, in and for the City of Baltimore, personally appeared HENRY G. HAGAN, President of MONUMENTAL LIFE INSURANCE COMPANY, a Maryland corporation, and in the name and on behalf of said corporation acknowledged the foregoing Articles of Amendment to be the corporate act of said corporation; and at the same time personally appeared H. STACEY BOYER and made oath in due form of law that she was Secretary of the meeting of the Stockholders of said corporation at which the amendment of the Charter of the Corporation therein set forth was approved, and that the matters and facts set forth in said Articles of Amendment are true to the best of her knowledge, information and belief.

DESIRENA J. FARMER
NOTARY PUBLIC STATE OF MARYLAND
My Commission Expires October 9, 2001

/s/ Desirena J. Farmer
Notary Public

My Commission Expires:

10/9/01

[NOTARY SEAL]

MLLC- Amend

FIFTH: (a) The total number of shares of all the capital stock of the Corporation heretofore authorized was Twenty Thousand (20,000) shares of the par value of One Dollar ($1.00) each, and having an aggregate par value of Twenty Thousand Dollars ($20,000).

(b) The total number of shares of all the classes of stock of the Corporation as amended is Twenty Thousand (20,000) shares represented by Ten Thousand (10,000) shares of Class A Common Stock of the par value of Seven Hundred Fifty Dollars ($750.00) per share, and Ten Thousand (10,000) shares of Class B Common Stock of the par value of Seven Hundred Fifty Dollars ($750.00) per share. The aggregate par value of all such shares is Fifteen Million Dollars ($15,000,000.00).

IN WITNESS WHEREOF, MONUMENTAL LIFE INSURANCE COMPANY has caused these present to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on March 4, 1999.

ATTEST:		MONUMENTAL LIFE INSURANCE COMPANY

By:	/s/ H. Stacey Boyer	By:	/s/ Henry G. Hagan
	H. Stacey Boyer, Secretary		Henry G. Hagan, President

[CORPORATE SEAL]

CERTIFICATE OF INSURANCE COMMISSIONER

I HEREBY CERTIFY, that the Articles of Amendment of Monumental Life Insurance Company (a Maryland Corporation) have been submitted to me for examination and have been found to be in accordance with the Insurance Laws of the State of Maryland.

[SEAL]	IN WITNESS WHEREOF, 1 have hereunto set my Hand and Affixed the Official Seal of my Office in the City of Baltimore, this 4th day of March , 1999.

Steven B. Larsen Maryland Insurance Commissioner

	By:	/s/ Dennis Carroll
Dennis Carroll
Deputy Commissioner